Exhibit 16.1

October 11, 2018	Grant Thornton LLP 757 Third Avenue, 9th Floor New York, NY 10017-2013 T 212.599.0100 F 212.380.4520 www.GrantThornton.com

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, DC 20549

Re: The ONE Group Hospitality, Inc.

File No. 001-37379

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of The ONE Group Hospitality, Inc. dated October, 11, 2018, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP